The Herzfeld Caribbean Basin Fund, Inc. SC TO-I

Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF
THE HERZFELD CARIBBEAN BASIN FUND, INC.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders’ certificates for Common Stock (the “Shares”) of The Herzfeld Caribbean Basin Fund, Inc. are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, November 8, 2022, or such later date to which the Offer is extended (the “Termination Date”). Such form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary, and must be received by the Depositary on or before 5:00 p.m. New York City time on the Termination Date. See Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

The Information Agent for the Offer is:
AST Fund Solutions, LLC
48 Wall Street, 22nd Floor
New York, NY 10005
All Holders Call Toll Free: (866) 406 2285

The Depositary for the Offer is:
American Stock Transfer & Trust Company

By Fax: (718) 234-5001

This fax number can ONLY be used for delivery of this Notice of Guaranteed Delivery

If delivering by hand, express mail, courier, or
other expedited service:

American Stock Transfer & Trust Co., LLC
Operations Center

Attn: Reorganization Department

6201 15th Avenue
Brooklyn, New York 11219

By mail: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED
ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen;

The undersigned hereby tenders to The Herzfeld Caribbean Basin Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated October 12, 2022 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered:_____________________________________________________________________________________

Certificate Nos. (if available):____________________________________________________________________________________

____________________________________________________________________________________________________________

If Shares will be tendered by book-entry transfer, check box: ☐ The Depository Trust Company
Account Number: _____________________________________________________________________________________________

Name(s) of Record Holder(s):

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Address: ____________________________________________________________________________________________________

____________________________________________________________________________________________________________

Area Code and Telephone Number: _______________________________________________________________________________

____________________________________________________________________________________________________________

Taxpayer Identification (Social Security) Number:

____________________________________________________________________________________________________________

Dated:____________________________, 2022

Signature(s)

(Not To Be Used For Signature Guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule l4e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within two NASDAQ Capital Market trading days after the date hereof.

Name of Firm:

(AUTHORIZED SIGNATURE)
Address:	Name:
(PLEASE PRINT)

Title:
Area Code and Tel. No.:	Dated:		, 2022

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.